Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-265660, No. 333-260031, No. 333-257190, No. 333-260314 and No. 333-268941) on Form S-3 and registration statement No. 333-258023 on Form S-8 of our report dated February 27, 2023, with respect to the consolidated and combined financial statements of Blue Owl Capital Inc. and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
New York, NY
February 27, 2023